Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

September 10, 2015

Envestnet, Inc.

35 East Wacker Drive – Suite 2400

Chicago, Illinois  60606

Ladies and Gentlemen:

We have acted as counsel to Envestnet, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 6,113,025 shares of common stock of the Company, par value $0.005 per share (the “Shares”), to be issued by the Company in connection with the Company’s acquisition of Yodlee, Inc., a Delaware corporation (“Yodlee”), pursuant to the Agreement and Plan of Merger, dated August 10, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Yale Merger Corp., a Delaware corporation, and Yodlee. This opinion is being furnished in connection with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus (the “Prospectus”), other than as expressly stated herein.

In rendering the opinion expressed herein, we have examined (i) the Merger Agreement, (ii) the Registration Statement; (iii) the Fifth Amended and Restated Certificate of Incorporation of the Company and all amendments thereto; (iv) the Amended and Restated Bylaws of the Company and all amendments thereto; and (v) resolutions of the board of directors of the Company relating to the Merger Agreement and the issuance of the Shares contemplated thereby.  We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinion set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms.  We have also assumed that (i) the Registration Statement has become, and remains, effective under the Securities Act; (ii) all of the Shares will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration

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Statement; and (iii) the Shares will be issued and delivered in accordance with the terms of the Merger Agreement and as described in the Registration Statement.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that the Shares, when they have been issued and delivered in the manner contemplated by the Merger Agreement and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

The opinion and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

MAYER BROWN LLP

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